                                                                   EXHIBIT 23.1



              Consent of Independent Certified Public Accountants



American Realty Trust, Inc.
Dallas, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1999, relating to the consolidated financial statements of American Realty Trust, Inc. for the year ended December 31, 1998.


We also consent to the reference to us under the caption "Experts" in the Prospectus.

                              /s/ BDO SEIDMAN, LLP
                              -----------------------------------
                              BDO Seidman, LLP



Dallas, Texas
April 23, 1999